Exhibit 4.2

EXECUTION VERSION

THIRD AMENDED AND RESTATED

VOTING AGREEMENT

-i-

6.12. Legend on Share Certificates	11
6.13. Stock Splits, Stock Dividends, etc.	12
6.14. Manner of Voting	12
6.15. Further Assurances	12
6.16. [Reserved]	12
6.17. [Reserved]	12
6.18. Aggregation of Stock	12

Schedule A - Investors

Schedule B - Key Holders

Exhibit A - Adoption Agreement

-ii-

THIRD AMENDED AND RESTATED VOTING AGREEMENT

THIS THIRD AMENDED AND RESTATED VOTING AGREEMENT is made and entered into as of this 10th day of May, 2013 by and among AKEBIA THERAPEUTICS, INC., a Delaware corporation (the “Company”), each holder of the Company’s Series C Preferred Stock, $0.00001 par value per share (“Series C Preferred Stock”), the Company’s Series B Preferred Stock, $0.00001 par value per share (“Series B Preferred Stock”) and Series A Preferred Stock, $0.00001 par value per share (“Series A Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Sections 6.1 or 6.2 below, the “Investors”) and those certain stockholders of the Company listed on Schedule B (together with any subsequent stockholders or option holders, or any transferees, who become parties hereto as “Key Holders” pursuant to Sections 6.1 or 6.2 below, the “Key Holders”, and together collectively with the Investors, the “Stockholders”).

RECITALS

WHEREAS, certain of the Investors have previously purchased equity securities of the Company;

WHEREAS, the Company and certain of the Investors are parties to the Series C Preferred Stock Purchase Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Series C Purchase Agreement”);

WHEREAS, the Company, certain of the Investors, the Key Holders and certain other Persons (as defined below) previously entered into a Voting Agreement, dated as of January 23, 2008, as amended and restated as of July 15, 2009 and April 6, 2011 (the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors are parties to the Series B Preferred Stock Purchase Agreement, dated as of April 6, 2011;

WHEREAS, the Company and certain Investors entered into Series A Preferred Stock Purchase Agreements dated January 23, 2008 and July 15, 2009 in connection with the purchase of shares of Series A Preferred Stock;

WHEREAS, the Company and its existing Investors desire to induce the Investors to purchase shares of Series C Preferred Stock of the Company, pursuant to the Series C Purchase Agreement, by amending and restating the Prior Agreement to provide the Investors with the rights and privileges as set forth herein; and

WHEREAS, the Eighth Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) provides that (a) the holders of record of the shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, “Preferred Stock”), exclusively and together as a single class (separate from other classes), voting on a pari passu basis, shall be entitled to elect six (6) directors of the Company (the “Preferred Directors”), and (b) the holders of shares of Common Stock (including, on an as-converted to Common Stock basis, all shares of Preferred Stock convertible into Common Stock) shall be entitled to elect three (3) directors of the Company (the “Common Directors”).

For purposes of this Agreement, “Common Stock” means the Common Stock of the Company, par value $0.00001 per share.

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding Board of Directors.

1.1. Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at nine (9) directors (subject to reduction for (i) the vacancy described in Section 1.2(e) below should Mr. Nash no longer be a Board member and (ii) any vacancies for Board seats not ultimately filled pursuant to Section 1.2(d) below) and may be increased only with the written consent of holders of more than the Appropriate Percentage (as defined below) of the shares of Common Stock then issuable upon conversion of the then outstanding shares of Preferred Stock. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise. For the purposes of this Agreement, the term “Appropriate Percentage” means fifty percent (50%).

1.2. Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a) As a Preferred Director, one person designated by Satter Investment Management, LLC, which individual shall initially be Muneer A. Satter.

(b) As Preferred Directors, two persons designated by Novartis Bioventures Ltd., which individuals shall initially be Campbell Murray and Giovanni Ferrara.

(c) As a Preferred Director, one person designated by Kearny Venture Partners, which individual shall initially be Anupam Dalal.

(d) If an Investor that (together with its Affiliates) does not purchase shares of Series C Preferred Stock at Closing 1 purchases at least $5,000,000 of Series C Preferred Stock at an Additional Closing (as defined in the Series C Purchase Agreement), such Investor may designate (i) one Preferred Director if such investment is at least $5,000,000, but less than $8,400,000 and (ii) two Preferred Directors if such investment is at least $8,400,000 (each, a “New Investor Director”); provided that the Board seats reserved for such New Investor Directors shall remain vacant unless and until such New Investor Directors are designated pursuant to the terms of this Section 1.2(d).

(e) As Common Directors, two persons, one of whom shall be an independent outside director, to be designated by a majority of the Board members, and the other who shall be Duane Nash; provided that the Board seat reserved for Mr. Nash shall not be filled at any time after the date hereof on which a majority of the Board or Mr. Nash determines that Mr. Nash shall not serve on the Board or his earlier death or disability, and each of the Stockholders shall promptly vote their respective Shares to remove Mr. Nash from the Board upon any such occurrence.

(f) As a Common Director, the Company’s Chief Executive Officer, who shall initially be Joseph Gardner (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director.

Except with respect to clauses (d) and (e) above, to the extent that any of clauses (a) through (f) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Restated Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, and provided that Satter Investment Management, LLC, Muneer A. Satter and all Persons for which Mr. Satter or any of his immediate family members serves as trustee or investment advisor or any similar capacity (and their respective Affiliates) and any account held for the benefit of any such Person shall be Affiliates of one another, regardless of whether they would otherwise be deemed Affiliates hereunder.

1.3. Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4. Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Sections 1.2 or 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person entitled under Section 1.2 to designate that director or (ii) the Persons originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled (or, with respect to Mr. Nash and the New Investor Directors, result in a reduction in the authorized size of the Board as described in Section 1.1 above) pursuant to the provisions of this Section 1; and

(c) upon the request of any party entitled to designate a director as provided in Section 1.2(a) through (f) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5. No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6. Co-Chairs and Committee Rights. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to cause and the Company agrees to take whatever associated actions are necessary to cause (a) the director elected pursuant to Section 1.2(a) and whichever of the two directors who is elected pursuant to Section 1.2(b) who is thereafter also designated by Novartis Bioventures Ltd. to be elected and maintain the positions of co-Chairmen of the Board (which, for the avoidance of doubt, shall be Board governance positions and not positions as an officer of the Company), and (b) the director elected pursuant to Section 1.2(a) and one of the directors selected by Novartis Bioventures Ltd. pursuant to Section 1.2(b) to have the right to serve on any and all committees of the Board. The Company shall cause management to participate in frequent and regular conference calls with one or both of the co-Chairmen of the Board.

2. Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

3. Drag-Along Right.

3.1. Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing a majority of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

3.2. Actions to be Taken. In the event that (i) the holders of more than the Appropriate Percentage of the shares of Common Stock then issuable upon conversion of the then outstanding shares of Preferred Stock (the “Selling Investors”) and (ii) the Board of Directors approve a Sale of the Company in writing, specifying that this Section 3 shall apply to such transaction, then each Stockholder hereby agrees:

(a) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 3.3 below, on the same terms and conditions as the Selling Investors;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 3, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

3.3. Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Section 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a) [Reserved.]

(b) the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(c) the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to the amount of consideration paid to such Stockholder in connection with such Proposed Sale (in accordance with the provisions of the Restated Certificate);

(d) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(e) upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of

Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless the holders of more than the Appropriate Percentage of the shares of Common Stock then issuable upon conversion of the then outstanding shares of Preferred Stock elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; and

(f) subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option.

3.4. Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event), unless the holders of more than the Appropriate Percentage of the shares of Common Stock then issuable upon conversion of the then outstanding shares of Preferred Stock elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such transaction or series of related transactions.

4. Remedies.

4.1. Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2. [Reserved].

4.3. Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.4. Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; or (c) termination of this Agreement in accordance with Section 6.8 below. The provisions contained in Sections 1.2(a)-(c) shall expire if the Person otherwise entitled to designate or approve such director, and his, her or its Affiliates collectively hold no shares of Preferred Stock.

6. Miscellaneous.

6.1. Additional Parties. In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person, then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

6.2. Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 6.2. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 6.12.

6.3. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4. Governing. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.5. Counterparts; Facsimile or PDF. This Agreement may be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.7.

If notice is given to the Company, a copy shall also be sent to:

Thompson Hine LLP

312 Walnut Street, 14th Floor

Cincinnati, OH 45202-4089

Attn: David J. Willbrand

david.willbrand@thompsonhine.com

If notice is given to Stockholders, a copy shall also be sent to:

Kirkland & Ellis LLP

300 N. LaSalle St.

Chicago, IL 60654

Attn:	Ted H. Zook, P.C.
Roger D. Rhoten

E-mail: ted.zook@kirkland.com

roger.rhoten@kirkland.com

and

Edwards Wildman Palmer LLP

Attn: Albert L. Sokol

111 Huntington Avenue

Boston, MA 02199 USA

asokol@edwardswildman.com

6.8. Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) the holders of more than the Appropriate Percentage of the shares of Common Stock then issuable upon conversion of the then outstanding shares of Preferred Stock. Notwithstanding the foregoing:

(i) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders in the same fashion;

(ii) Schedules A and B hereto may be amended by the Company from time to time to add information regarding additional Investors (as defined in the Series B Purchase Agreement) without the consent of the other parties hereto;

(iii) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party; and

(iv) Section 1.2(a) of this Agreement shall not be amended or waived without the written consent of Satter Investment Management, LLC, Section 1.2(b) of this Agreement shall not be amended or waived without the written consent of Novartis Bioventures Ltd., Section 1.2(c) shall not be amended or waived without the written consent of Kearny Venture Partners, Section 1.2(d) shall not be amended or waived without the written consent of the new Investor (if any) having the right to designate any New Investor Director thereunder, Section 1.2(e) shall not be amended or waived without the written consent of the holders of a majority of the outstanding shares of Common Stock (including, on an as-converted to Common Stock basis, all shares of Preferred Stock convertible into Common Stock) and Section 1.6 shall not be amended or waived without the written consent of Satter Investment Management, LLC and Novartis Bioventures Ltd. Notwithstanding the foregoing, if any amendment, modification, termination or waiver of this section or any other section or subsection of this Agreement would deprive Satter Investment Management, LLC, Novartis Bioventures Ltd., Kearny Venture Partners or any applicable new Investor (in the case of Section 1.2(d)) of its director designation rights (or of Duane Nash’s right to be named to the Board) under Section 1.2, then the written consent of such party or such person (in the case of Mr. Nash) shall be required.

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 6.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

6.9. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.10. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11. Entire Agreement. This Agreement (including the Exhibits hereto), and the Restated Certificate and the other Transaction Agreements (as defined in the Series C Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.12. Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 6.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 6.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

6.13. Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 6.12.

6.14. Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

6.15. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.16. [Reserved]

6.17. [Reserved]

6.18. Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

AKEBIA THERAPEUTICS, INC.

By:	/s/ Joseph H. Gardner
Joseph H. Gardner, Ph.D.
President and Chief Executive Officer
Address: Suite 420, 9987 Carver Road, Cincinnati, OH 45242

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

AGECHEM VENTURE FUND L.P.

By:	/s/ Louis Lacasse
Name: Louis Lacasse
Title: President

Address: Attn: Louis Lacasse, President 1 Westmount Square, Suite 800 Montreal, Quebec, Canada H3Z 2P9

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

ATHENIAN VENTURE PARTNERS III L.P. By: Athenian III, Ltd Its: General Partner

By:	/s/ Karl O. Elderkin
Name: Karl O. Elderkin
Title: President

AVP OHIO TECHNOLOGY I L.P. By: AVP Ohio I, Ltd. Its: General Partner

By:	/s/ Karl Elderkin
Name: Karl O. Elderkin
Title: President

Address: 340 West State Street Unit 29/Suite 137D Athens OH 45701

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

BLUE CHIP VALIDATION FUND, LTD. By: Blue Chip Venture Company, LTD Its: Manager

By:	/s/ John McIlwraith
John McIlwraith
Managing Director
Address: 312 Walnut Street Suite 1120 Cincinnati, OH 45202

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

CINCINNATI CORNERSTONE INVESTORS AKB, LLC

By:	/s/ Robert W. Coy, Jr.
Robert W. Coy, Jr.
President
Address: 30 West 3rd Street, 6th Floor Cincinnati, OH 45202-3559

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

WILLIAM DALY

/s/ William Daly
William Daly
Address: 13 Via Abrazar San Clemente, CA 92673

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

DIANE H. JANUSZ TRUST

By:	/s/ John Janusz
Name: John Janusz
Title: Trustee

JOHN JANUSZ

/s/ John Janusz
John Janusz
Address: 7385 Desert Spring Court West Chester, OH 45069

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

FAMILY AKEBIA INVESTMENTS LLC

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Managing Member
Address: 1185 Park Avenue #11G New York, NY 10128

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

ALAN FISHMAN

/s/ Alan Fishman
Alan Fishman
Address: 6900 Stonehenge Dr. Cincinnati, OH 45242-6204

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

FRED SHALWITZ TRUST, ROBERT SHALWITZ, TRUSTEE

By:	/s/ Robert Shalwitz
Name: Robert Shalwitz
Title: Trustee
Address: 2549 Bryden Road Bexley, OH 43209

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above

GARDNER FAMILY TRUST, JOHN D. GARDNER TRUSTEE

By:	/s/ John D. Gardner
John D. Gardner Trustee
Address: 111 Pine Court Bastop, TX 78602

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

GITANA FAMILY TRUST, ELIZABETH C. ARMITAGE TRUSTEE

By:	/s/ Elizabeth C. Armitage
Elizabeth C. Armitage Trustee
Address: 2207 Upland Place Cincinnati, OH 45206

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

JOSEPH H. GARDNER

By:	/s/ Joseph H. Gardner
Address: 4060 Boomer Road Cincinnati, OH 45247

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

IAN A. W. HOWES, IRA, STERLING TRUST CUSTODIAN

By:	/s/ Ian A. W. Howes
Name: Ian A. W. Howes
Title: Trustee

IAN A. W. HOWES

/s/ Ian A. W. Howes
Ian A. W. Howes
Address: 219 Stratford Drive Chapel Hill, NC 27516

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

KEARNY VENTURE PARTNERS, L.P.

By:	/s/ Anupam Dalal
Name: Kearny Venture Associates, LLC
Title: its General Partner
Address: Attn:Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 200 San Francisco, CA 94108-5530

KEARNY VENTURE PARTNERS ENTREPRENEURS FUND, L.P.

By:	/s/ Anupam Dalal
Name: Kearny Venture Associates, LLC
Title: its General Partner
Address: Attn:Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 200 San Francisco, CA 94108-5530

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

MCIL WRAITH INVESTMENTS, LLC

By:	/s/ John McIlwraith
Name: John McIlwraith
Title: Manager
Address: Attn: John McIlwraith 7680 Foxgate Lane Cincinnati, OH 45243

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

MRK INTERNATIONAL, LLC

By:	/s/ Richard L. Kiley
Name: Richard L. Kiley
Title: Principal Member
Address: 7800 Tecumseh Trail Cincinnati, OH 45243

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

NOVARTIS BIOVENTURES LTD.

By:	/s/ H.S. Zivi
Name: H. S. Zivi Title: Deputy Chairman

By:	/s/ Rebecca White
Name: Rebecca White Title: Authorized Signatory

Address:

NOVARTIS BIOVENTURES LTD.

Attn: Henri Simon Zivi

131 Front Street

Hamilton HM 12

Bermuda

But for mail, to:

Novartis BioVentures Ltd.

Attn: Henri Simon Zivi

PO Box HM 2899

Hamilton HM LX Bermuda

And, also send a copy to:

Novartis Venture Fund

Attn: Campbell Murray

Five Cambridge Center, Suite 603

Cambridge, MA 02142

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

KEVIN PETERS

/s/ Kevin Peters
Kevin Peters
Address: 9160 Given Road Cincinnati, OH 45243

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

QCA FIRST FUND II

By:	/s/ John Habbert
Name: John Habbert Title: Manager
Address: 109 Bentwood Ct. Cincinnati, OH 45241

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

MUNEER A. SATTER REVOCABLE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

THE SATTER FOUNDATION

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

SATTER FAMILY TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

SATTER CHILDREN’S TRUST I

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor
Address: c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

KRISTEN HAYLER HERTEL REVOCABLE TRUST

By:	/s/ Kristen Hayler Hertel
Name: Kristen Hayler Hertel
Title: Trustee

Address:

c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

ANNE-CAROLE WITORT INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

ROSE SHEREEN FUQUA INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

RABI H. SATTER INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

JOHN WOOD TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

Address:

c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

ABDUS SATTER INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

GORDON AND BARBARA ANNE HERTEL INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

Address:

c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

ROBERT SHALWITZ

By:	/s/ Robert Shalwitz

Address:

2549 Bryden Road Bexley, OH 43209

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

SIGVION FUND I, LP

By:	/s/ J.P. Fairbank
J.P. Fairbank
Founding Partner

Address:

806 West Washington Street, Suite 204 Chicago, IL 60607

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

THOMAS WEISEL HEALTHCARE VENTURE PARTNERS, L.P.

By:	Thomas Weisel Capital Management LLC
Title:	its Managing Member

By:	/s/ Anupam Dalal
Name: Anupam Dalal
Title: Managing Director

Address:

88 Kearny Street, 4th Floor San Francisco, CA 94108

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

TRIATHLON MEDICAL VENTURES FUND, L.P.

By:	Triathlon Medical Ventures, LLC
Its:	General Partner

By:	/s/ John M. Rice
John M. Rice
Managing Partner

Address:

300 E-Business Way Suite 200 Cincinnati, OH 45241

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

TRI-STATE GROWTH CAPITAL FUND II, L.P.

By:	Tri-State Ventures II, LLC
Its:	General Partner

By:	Fort Washington Investment Advisors, Inc.
Its:	Managing Member

By:	/s/ Steve Baker
Name: Steve Baker
Title: Managing Director

By:	/s/ Maribeth S. Rahe
Name: Maribeth S. Rahe
Title: President and Chief Executive Officer

Address:

303 Broadway, Suite 1200 Cincinnati, OH 45202

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

VENTURE INVESTORS EARLY STAGE FUND IV LIMITED PARTNERSHIP

By:	VIESF IV GP, LLC, its General Partner

By:	/s/ Paul M. Weiss
Name: Paul M. Weiss, PhD
Title: Managing Director

Address:

505 South Rosa Road Madison, WI 53719-1262 Attn: Paul Weiss, Managing Director Phone: (608) 441-2700 Fax: (608) 441-2727 Email: paul@ventureinvestors.com

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Voting Agreement as of the date first written above.

JOHN H. WYANT

/s/ John H. Wyant
John H. Wyant

Address:

Blue Chip Venture Company 1120 Scripps Center 312 Walnut Street Cincinnati, OH 45202

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED VOTING AGREEMENT

SCHEDULE A1

INVESTORS

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock	Number of Shares of Series C Preferred Stock
Triathlon Medical Ventures Fund, L.P. Attn: John M. Rice Managing Partner 300 E-Business Way, Suite 200 Cincinnati, OH 45241	20,000.00	128,095.46	124,501.72	118,397.71

Novartis BioVentures Ltd. Attn: Henri Simon Zivi 131 Front Street Hamilton HM 12 Bermuda But for mail, to: Novartis BioVentures Ltd. Attn: Henri Simon Zivi PO Box HM 2899 Hamilton HM LX Bermuda And, also send a copy to: Novartis Venture Fund Attn: Campbell Murray Five Cambridge Center, Suite 603 Cambridge, MA 02142 and Edwards Angell Palmer & Dodge LLP Attn: Al Sokol 111 Huntington Avenue Boston, MA 02199 asokol@eapdlaw.com	0	257,031.16	347,830.73	708,647.43

[1]	The share amounts set forth in this Schedule A and on Schedule B reflect the effects of the 1-for-100 reverse stock split described in the Restated Certificate.

Schedule A-1

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock	Number of Shares of Series C Preferred Stock
Venture Investors Early Stage Fund IV Limited Partnership Attn: Paul Weiss Managing Director 505 South Rosa Road Madison, WI 53719-1262	0	153,434.52	173,915.36	201,811.43

Kearny Venture Partners, L.P. Attn: Anupam Dalal Kearny Venture Associates, LLC 88 Kearny Street, Suite 200 San Francisco, CA 94108-5530	0	44,606.15	43,354.71	308,448.29

Kearny Venture Partners Entrepreneurs Fund, L.P. Attn: Anupam Dalal Kearny Venture Associates, LLC 88 Kearny Street, Suite 200 San Francisco, CA 94108-5530	0	909.78	884.26	6,290.57

Thomas Weisel Healthcare Venture Partners, L.P. 88 Kearny Street, 4th Floor San Francisco, CA 94108	0	45,515.99	44,239.03	74,475.86

The Procter & Gamble Company Attn: David Le Neveu Director, Corporate Acquisitions, Divestitures and Equity Ventures 1 Procter & Gamble Plaza Cincinnati, OH 45202	72,047.44	0	8,475.71	0

Athenian Venture Partners III L.P. Attn: Karl O. Elderkin President Athenian III, Ltd. 340 West State Street Unit 29/Suite 137D Athens, OH 45701	0	22,964.77	31,575.85	124,832.79

Schedule A-2

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock	Number of Shares of Series C Preferred Stock
AVP Ohio Technology I L.P. Attn: Karl O. Elderkin President AVP Ohio I, Ltd. 340 West State Street Unit 29/Suite 137D Athens, OH 45701	0	7,654.92	9,004.41	24,194.21

Sigvion Fund I, LP Attn: J. P. Fairbank Founding Partner 738 W. Belden Avenue Chicago, IL 60614	8,000.00	13,660.69	13,277.43	21,402.57

Cincinnati Cornerstone Investors AKB, LLC Attn: Robert W. Coy, Jr. President 30 West 3rd Street, 6th Floor Cincinnati, OH 45202-3559	0	13,122.75	12,754.59	118,391.79

Tri-State Growth Capital Fund II, L.P. Attn: Steve Baker 303 Broadway, Suite 1200 Cincinnati, OH 45202	0	12,804.65	12,445.41	21,488.36

Blue Chip Validation Fund, Ltd. Attn: John McIlwraith Managing Director 1100 Chiquita Center 250 East Fifth Street Cincinnati, OH 45202	0	3,402.09	0	0

QCA First Fund II Attn: John Habbert 1776 Mentor Avenue, MB #302 Cincinnati, OH 45212	0	3,375.00	0	0

Gitana Family Trust, Elizabeth C. Armitage Trustee Attn: Elizabeth C. Armitage Trustee 2207 Upland Place Cincinnati, OH 45206	0	2,765.57	828.17	1,551.57

Schedule A-3

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock	Number of Shares of Series C Preferred Stock
Robert Shalwitz 2549 Bryden Road Bexley, OH 43209	127,637.41	849.53	2,070.42	2,500.00

Fred Shalwitz Trust, Robert Shalwitz, Trustee Attn: Robert Shalwitz Trustee 2549 Bryden Road Bexley, OH 43209	0	3,403.13	0	0

Joseph H. Gardner 4060 Boomer Road Cincinnati, OH 45247	161,423.79	9,038.87	11,594.35	26,383.21

Gardner Family Trust, John D. Gardner Trustee Attn: John D. Gardner Trustee 111 Pine Court Bastop, TX 78602	0	6,901.99	7,288.07	2,485.00

Ian A. W. Howes, IRA, Sterling Trust Custodian Attn: Ian A. W. Howes Trustee 219 Stratford Drive Chapel Hill, NC 27516	0	5,000.00	5,797.18	7,142.00

Ian A. W. Howes 219 Stratford Drive Chapel Hill, NC 27516	46,925.51	0	0	2,902.21

Kevin Peters 9160 Given Road Cincinnati, OH 45243	46,925.51	0	1,449.29	3,473.00

William Daly 13 Via Abrazar San Clemente, CA 92673	60,810.00	0	0	13,488.86

Schedule A-4

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock	Number of Shares of Series C Preferred Stock
Muneer A. Satter Revocable Trust c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	115,943.58	182,551.50

John Wood Trust c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	0	3,571.00

The Satter Foundation c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	57,971.78	191,275.86

Muneer A Satter IRA, Millennium Trust Company, Custodian	0	0	0	14,285.00

Satter Children’s Trust I c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	57,971.78	66,275.86

Kristen Hayler Hertel Revocable Trust c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	0	7,142.00

Anne-Carole Witort Insurance Trust c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	0	7,142.00

Schedule A-5

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock	Number of Shares of Series C Preferred Stock
Rose Shereen Fuqua Insurance Trust c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	0	7,142.00

Rabi H. Satter Insurance Trust c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	0	7,142.00

Abdus Satter Insurance Trust c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	0	3,571.00

Gordon and Barbara Anne Hertel Insurance Trust c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	0	3,571.00

Satter Family Trust c/o Satter Investment Management, LLC 676 N. Michigan Avenue, Suite 4000 Chicago, IL 60611 Attn: Muneer A. Satter	0	0	28,985.89	31,351.93

AgeChem Venture Fund L.P. Attn: Louis Lacasse President 1 Westmount Square, Suite 800 Montreal, Quebec, Canada H3Z 2P9	0	0	173,915.35	123,143.86

Schedule A-6

Name and Address	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock	Number of Shares of Series C Preferred Stock
Diane H. Janusz Trust Attn: John Janusz Trustee 7385 Desert Spring Court West Chester, OH 45069	0	0	1,449.29	139.00

John Janusz 7385 Desert Spring Court West Chester, OH 45069	0	0	0	1,670.79

MRK International, LLC Attn: Richard L. Kiley Principal Member 7800 Tecumseh Trail Cincinnati, OH 45243	0	0	0	396.00

McIlwraith Investments, LLC Attn: John McIlwraith Manager 7680 Foxgate Lane Cincinnati, OH 45243	0	0	0	4,597.00

John H. Wyant Blue Chip Venture Company 1120 Scripps Center 312 Walnut Street Cincinnati, OH 45202	0	0	0	1,039.36

Alan Fishman 6900 Stonehenge Drive Cincinnati, OH 45242-6204	0	0	0	1,428.00

Family Akebia Investments LLC Attn: Milton Berlinski 1185 Park Avenue #11G New York, NY 10128	0	0	0	142,858.00

Novo A/S Novo Ventures Tuborg Havnevej 19 DK - 2900 - Hellerup	0	0	0	714,285.00

Schedule A-7

SCHEDULE B

KEY HOLDERS Name and Address	Number of Shares Held

The Procter & Gamble Company One Procter & Gamble Plaza Cincinnati, OH 45202	7,204,744 shares of Common Stock

Schedule B-1

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on             , 20             , by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of May [__], 2013 (the “Agreement”), by and among the Company and certain of its Investors, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”)[ or options, warrants or other rights to purchase such Stock (the “Options”)], for one of the following reasons (Check the correct box):

☐	as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	as a new Investor in accordance with Section 6.1 of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	AKEBIA THERAPEUTICS, INC.
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

Exhibit A-1